UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2022

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BROADWIND, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 South Central Avenue

Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

(708) 780-4800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, the Company’s Board of Directors (the “Board”) appointed Thomas A. Ciccone, Vice President, Chief Financial Officer and Principal Financial Officer of Broadwind, Inc. (the “Company”) effective August 10, 2022. As a result, Eric B. Blashford, the Company’s President and Chief Executive Officer, will no longer serve as the Company’s Principal Financial Officer and interim Chief Financial Officer.

Mr. Ciccone, 47, has served as Vice President of the Company since September 2021 and Principal Accounting Officer of the Company since October 2021. Mr. Ciccone has served as Corporate Controller, Assistant Treasurer and Assistant Secretary of the Company since August 2017. He joined the Company in 2008 as Accounting Manager, and has since held various corporate finance roles including Director of Finance and Manager of External Reporting. Mr. Ciccone is a certified public accountant (non-practicing) in the state of Illinois and holds a Bachelor of Science in accounting from the University of Illinois at Urbana-Champaign.

In connection with his appointment, Mr. Ciccone will receive an annual base salary of $230,000. He will be eligible for participation in the Company’s Executive Short-Term Incentive Plan, with a target award of 50% of his base salary and the Company’s long-term stock incentive plan, with a target annual grant value equal to 50% of his base salary. Any bonus earned for 2022 will be pro-rated based on the date of his appointment.

On August 10, 2022, the Company entered into a Severance and Non-Competition Agreement (the “Agreement”) with Mr. Ciccone. The Agreement includes non-competition and non-solicitation covenants that continue for 12 months after termination of employment and provisions regarding confidentiality. The Agreement also provides that, upon termination of Mr. Ciccone’s employment by the Company without “cause” (as defined in the Agreement), the Company shall pay to Mr. Ciccone (a) unpaid base salary accrued up to the effective date of termination plus any accrued but unpaid benefits to the effective date of termination, and any unpaid bonus earned in accordance with the then-applicable bonus plan or program to the effective date of termination; and (b) if Mr. Ciccone has been employed by the Company or an affiliate or subsidiary thereof for a period of at least 12 months prior to the effective date of termination (and only in such event), then severance in an amount equal to Mr. Ciccone’s then-current base salary for a period of 12 months. The Agreement also provides that, upon a “change of control” (as defined in the Agreement) and subsequent termination of Mr. Ciccone’s employment by the Company without cause, the Company shall pay to Mr. Ciccone an amount equal to (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination, and (ii) a lump sum payment equal to Mr. Ciccone’s then-current base salary for a period of 18 months.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The Company issued a press release on August 12, 2022, announcing the appointment of Mr. Ciccone as the Company’s Chief Financial Officer and Principal Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company has elected to delay the filing of this Current Report on Form 8-K until its public announcement of Mr. Ciccone’s hiring in a press release in reliance on the instruction provided under Item 5.02(c) of Form 8-K.

Item 8.01. Other Events.

The Company issued a press release on August 12, 2022 announcing the appointment of Mr. Ciccone. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

10.1	Severance and Non-Competition Agreement dated as of August 10, 2022 between Broadwind, Inc. and Thomas A. Ciccone
99.1	Press Release dated August 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

Date: August 12, 2022	By:	/s/ Eric B. Blashford
Eric B. Blashford
President, Chief Executive Officer (Principal Executive Officer)